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Exhibit 23.4

[LOGO: VOLDAL WARTELLE & CO., P.S.
Certified Public Accountants]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement on Form SB-2/A, for the registration of 26,213,225 shares of common stock, of our report dated April 30, 2007 on our audit of the combined financial statements of Rainier Surgical, Inc. and its affiliate RSI Properties Management LLC (collectively the "Company") as of December 31, 2006 and 2005 and for the years then ended.

/s/ VOLDAL WARTELLE & CO., P.S.

Voldal Wartelle & Co., P.S.
Bellevue, WA
December 12, 2007

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  Exhibit 23.4